Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE	Contacts:	Terry Sanford, SVP & CFO Carriage Services, Inc. 713-332-8400

Ken Dennard / ksdennard@drg-e.com
Kip Rupp / krupp@drg-e.com
DRG&E / 713-529-6600
CARRIAGE SERVICES AMENDS AND EXTENDS CREDIT FACILITY
HOUSTON — November 5, 2009 — Carriage Services, Inc. (NYSE: CSV) today announced that, effective November 4, 2009, it has amended and extended its existing senior secured bank revolving credit facility with its lenders, Bank of America and Wells Fargo. Prior to the transaction, the $20 million credit facility was scheduled to mature in April 2010. The amended credit facility is in the amount of $40 million with an accordion provision for an additional $20 million and matures in November 2012. The primary purpose of the credit facility is to provide acquisition financing. As of this date, the facility is undrawn.
     Additional information regarding the amended credit facility is contained in the Company’s Form 8-K dated November 5, 2009, filed with the Securities and Exchange Commission.
     Carriage Services is a leading provider of death care services and products. Carriage operates 134 funeral homes in 25 states and 32 cemeteries in 11 states.
FORWARD-LOOKING STATEMENTS
     Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on assumptions that the Company believes are reasonable; however, many important factors, as discussed under “Forward-Looking Statements and Cautionary Statements” in the Company’s Annual Report and Form 10-K for the year ended December 31, 2008, could cause the Company’s results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, the Company. The Company assumes no obligation to update or publicly release any revisions to forward-looking statements made herein or any other forward-looking statements made by, or on behalf of, the Company. A copy of the Company’s Form 10-K, and other Carriage Services information and news releases, are available at www.carriageservices.com.